Exhibit 2.2

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “LQR HOUSE INC.”, FILED IN THIS OFFICE ON THE THIRD DAY OF FEBRUARY, A.D. 2021, AT 12:45 O'CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of state

4689656 8100	Authentication: 202433068
SR# 20210318921	Date: 02-03-21
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
LQR HOUSE INC.

LQR House Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 11, 2021.

SECOND: The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 29, 2021.

THIRD: Pursuant to Sections 242 and 228 of the General Corporation Law, the amendment herein set forth has been duly approved by the Board of Directors and stockholders of the Corporation.

FOURTH: The fourth Article of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety, as follows:

The total number of shares of stock that the Corporation shall have authority to issue is 100,000,000 shares of common stock, par value $0.001 per share, all of which shares are designated as common stock.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation this 3rd day of February, 2021.

LQR HOUSE INC.

By:	/s/ Darren Collins
Name:	Darren Collins
Title:	Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:45 PM 02/03/2021
FILED 12:45 PM 02/03/2021
SR 20210318921 - FileNumber 4689656